Exhibit 10.60
AMENDMENT TO PURCHASE AND SALE AGREEMENT
This AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of October 31, 2022 and is between Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), and BX Bodyguard Royalties L.P., a Delaware limited partnership (the “Purchaser”).
W I T N E S S E T H :
WHEREAS, the Seller and Purchaser are parties to that certain Purchase and Sale Agreement, dated as of April 10, 2020 (the “Original Agreement”).
WHEREAS, the Seller and Purchaser desire to amend (with effectiveness as of October 31, 2022) certain provisions in the Original Agreement in connection with a planned amendment to the MedCo License Agreement (a copy of which is set forth in Exhibit A hereto) (the “MedCo Amendment”), as set forth in more detail below.
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:
1.The following sentence is hereby added at the end of Section 5.7(a) of the Original Agreement: “Without limiting the generality of the foregoing, Seller shall promptly invoice Licensee (and in any event within five (5) Business Days of receipt by Seller of a Royalty Report or any other report triggering such invoice) to the extent an invoice is needed for receipt of payment of any Royalty or Milestone.”
2.Pursuant to Section 5.7(a) of the Original Agreement, Purchaser hereby provides its written Consent (as defined in the Original Agreement) to the MedCo Amendment.
3.Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect. This Amendment contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof. Section 10.7 of the Agreement shall apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of October 31, 2022.
ALNYLAM PHARMACEUTICALS, INC.

By:    /s/ Jeff Poulton
Name: Jeff Poulton
Title: Chief Financial Officer
BX BODYGUARD ROYALTIES L.P.

By: /s/ Robert W. Liptak
Name: Robert W. Liptak
Title: Senior Managing Director